Exhibit 10.64

ABBOTT LABORATORIES

NON-EMPLOYEE DIRECTOR NON-QUALIFIED STOCK OPTION AGREEMENT

On this «Grant_Day» day of «Grant_Month», 201     (the “Grant Date”), Abbott Laboratories hereby grants to «First Name» «MI» «Last Name», (the “Director”) an Option (the “Option”) to purchase a total of «NQSOs» Shares, at the price of $«Option_Price» per Share (the “Exercise Price”), such price being not less than 100% of the Fair Market Value of the Shares on the Grant Date.

The Option is granted under the Program and is subject to the provisions of the Program, the Program prospectus, the Program administrative rules, and the terms and conditions set forth in this Agreement.  In the event of any inconsistency among the provisions of this Agreement, the provisions of the Program, the Program prospectus, and the Program administrative rules, the Program shall control.

The terms and conditions of the Option granted to the Director are as follows:

1.                                      Definitions.  To the extent not defined herein, capitalized terms shall have the same meaning as in the Program.

(a)                                 Agreement:  This Non-Employee Director Non-Qualified Stock Option Agreement.

(b)                                 Data:  Certain personal information about the Director held by the Company and the Subsidiary for which the Director provides services (if applicable), including (but not limited to) the Director’s name, home address and telephone number, date of birth, social security number or other identification number, salary, nationality, job title, any Shares held in the Company, details of all Options or any other entitlement to Shares awarded, canceled, purchased, vested, unvested or outstanding in the Director’s favor, for the purpose of managing and administering the Program.

(c)                                  Director’s Representative:  The Director’s legal guardian or other legal representative.

(d)                                 Option:  The Non-Qualified Stock Option granted pursuant to this Agreement.

(e)                                  Program:  The Abbott Laboratories 2009 Incentive Stock Program.

(f)                                   Termination:  A termination from service with the Board of Directors of the Company and all Subsidiaries.

2.                                      Term of Option.  The Director may exercise all or a portion of the vested Option at any time prior to the 10th anniversary of the Grant Date (the “Expiration Date”); provided that the Option may be exercised with respect to whole Shares only.  In no event shall the Option be exercisable on or after the Expiration Date.  To the extent the Option is not exercised prior to the Expiration Date, it shall be canceled and forfeited.

3.                                      Vesting.  The Option is 100% vested on the Grant Date.

4.                                      Exercise of the Option.  To the extent vested, the Option may be exercised in whole or in part as follows:

(a)                                 Who May Hold/Exercise the Option.

(i)                                     General Rule - Exercise by Director Only.  During the lifetime of the Director, the Option may be exercised only by the Director or the Director’s Representative.

(ii)                                  Death Exception.  If the Director dies, then the Option may be exercised only by the executor or administrator of the estate of the Director or the person or persons to whom rights under the Option have passed by will or the laws of descent or distribution, and only on or before the day prior to the Expiration Date.  Such person(s) shall furnish the appropriate tax clearances, proof of the right of such person(s) to exercise the Option, and other pertinent data as the Company may deem necessary.

(iii)                               Transferability.  Except as otherwise provided by the Committee or its delegate, the Option is not transferable other than: (A) by will or the laws of descent and distribution; or (B) by the Director as a gift to the Director’s spouse, child or grandchild (the Director’s “Immediate Family”) or to a family trust, a family partnership, a family limited liability company, or a similar arrangement for the benefit of members of the Director’s Immediate Family.  It may not be assigned, transferred (except by will or the laws of descent and distribution), pledged or hypothecated in any way, whether by operation of law or otherwise, and shall not be subject to execution, attachment, or similar process.  Any attempt at assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, and the levy of any attachment or similar process upon such Option, shall be null and void.

(b)                                 Method of Exercise.  The Option may be exercised only by:

(i)                                     delivery to the designated employee or agent of the Company of a written, electronic, or telephonic notice of exercise, specifying the number of Shares with respect to which the Option is then being exercised, and payment of the full Exercise Price of the Shares being purchased in cash or with other Shares held by the Director having a then Fair Market Value equal to the Exercise Price;

(ii)                                  delivery of a properly-executed exercise notice together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the Exercise Price;

(iii)                               a combination of (i) and (ii) above; or

(iv)                              any other manner approved by the Committee from time to time.

Each method of exercise requires payment of the full amount of any federal, state, local or other applicable taxes which the Company believes are required to be withheld and paid with respect to such exercise, as described below.

(c)                                  Payment of Taxes.  The Director may satisfy any federal, state, local or other applicable taxes arising from any transaction related to the exercise of the Option pursuant to this Agreement by:

(i)                                     tendering a cash payment;

(ii)                                  having the Company withhold Shares from the Option exercised to satisfy the minimum applicable withholding tax;

(iii)                               tendering Shares received in connection with the Option back to the Company; or

(iv)                              delivering other previously acquired Shares having a Fair Market Value approximately equal to the amount to be withheld.

The Company shall have the right and is hereby authorized to withhold from the Shares transferable to the Director upon any exercise of the Option or (to the extent permitted by applicable law, including without limitation Code Section 409A) from any other compensation or other amount owing to the Director such amount as may be necessary in the opinion of the Company to satisfy all such tax and withholding obligations.

5.                                      No Right to Continued Service.  This Agreement and the Director’s participation in the Program is not and shall not be interpreted to:

(a)                                 form a contractual relationship with the Company or its Subsidiaries;

(b)                                 confer upon the Director any right to continue in the service of the Company or any of its Subsidiaries; or

(c)                                  interfere with the ability of the Company or its Subsidiaries to terminate the Director’s service at any time.

6.                                      No Contract as of Right.  The grant of an Option under the Program does not create any contractual or other right to receive additional Options or other Program Benefits.  Nothing contained in this Agreement is intended to create or enlarge any other contractual obligations between the Company and the Director.  Future Option grants, if any, and their terms and conditions, will be at the sole discretion of the Committee.

7.                                      Data Privacy

(a)                                   Pursuant to applicable personal data protection laws, the collection, processing and transfer of the Director’s personal Data is necessary for the Company’s administration of the Program and the Director’s participation in the Program.  The Director’s denial and/or objection to the collection, processing and transfer of personal Data may affect his or her ability to participate in the Program.  As such (where required under applicable law), the Director:

(i)                                   voluntarily acknowledges, consents and agrees to the collection, use, processing and transfer of personal Data as described herein; and

(ii)                                authorizes Data recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for purposes of implementing, administering and managing the Director’s participation in the Program, including any requisite transfer of such Data as may be required for the administration of the Program and/or the subsequent holding of Shares on the Director’s behalf to a broker or other third party with whom the Director may elect to deposit any Shares acquired pursuant to the Program.

(b)                                   Data may be provided by the Director or collected, where lawful, from third parties, and the Company will process the Data for the exclusive purpose of implementing, administering and managing the Director’s participation in the Program.  Data processing will take place through electronic and non-electronic means according to logics and procedures strictly correlated to the purposes for which the Data is collected and with confidentiality and security provisions as set forth by applicable laws and regulations in the Director’s country of residence.  Data processing operations will be performed minimizing the use of personal and identification data when such operations are unnecessary for the processing purposes sought.  The Data will be accessible within the Company’s organization only by those persons requiring access for purposes of the implementation, administration and operation of the Program and for the Director’s participation in the Program.

(c)                                    The Company will transfer Data as necessary for the purpose of implementation, administration and management of the Director’s participation in the Program, and the Company and the Subsidiary that is served by the Director (if applicable) may further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Program.  These recipients may be located throughout the world.

(d)                                   The Director may, at any time, exercise his or her rights provided under applicable personal data protection laws, which may include the right to:

(i)                                   obtain confirmation as to the existence of the Data;

(ii)                                verify the content, origin and accuracy of the Data;

(iii)                             request the integration, update, amendment, deletion or blockage (for breach of applicable laws) of the Data; and

(iv)                            oppose, for legal reasons, the collection, processing or transfer of the Data which is not necessary or required for the implementation, administration and/or operation of the Program and the Director’s participation in the Program.

The Director may seek to exercise these rights by contacting the Company’s corporate human resources department.

8.                                      No Advice Regarding Grant.  The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Option, the Director’s participation in the Program or the Director’s acquisition or sale of the underlying Shares.  The Director is hereby advised to consult with the Director’s own personal tax, legal and financial advisors regarding participation in the Program before taking any action related to the Program.

9.                                      Entire Agreement.  This Agreement and the Program constitute the entire agreement between the Director and the Company regarding the Option and supersede all prior and contemporaneous agreements and understandings, oral or written, between the parties regarding the Option.  Except as expressly set forth herein, this Agreement (and any provision of this Agreement) may not be modified, changed, clarified, or interpreted by the parties, except in a writing specifying the modification, change, clarification, or interpretation, and signed by a duly authorized Company officer.

10.                               Succession.  This Agreement shall be binding upon and operate for the benefit of the Company and its successors and assigns, and the Director, the Director’s Representative, and the person or persons to whom rights under the Option have passed by will or the laws of descent or distribution.

11.                               Compliance with Applicable Laws and Regulations.  The Company shall not be required to issue or deliver any Shares pursuant to this Agreement pending compliance with all applicable federal and state securities and other laws (including any registration requirements or tax withholding requirements) and compliance with the rules and practices of any stock exchange upon which the Company’s Shares are listed.

12.                               Code Section 409A.  The Option is intended to be exempt from the requirements of Code Section 409A.  The Program and this Agreement shall be administered and interpreted in a manner consistent with this intent.  If the Company determines that the Option is subject to Code Section 409A and this Agreement fails to comply with that section’s requirements, the Company may, at the Company’s sole discretion, and without the Director’s consent, amend this Agreement to cause it to comply with Code Section 409A or otherwise be exempt from Code Section 409A.

Although this Agreement and the Benefits provided hereunder are intended to be exempt from the requirements of Code Section 409A, the Company does not represent or warrant that this Agreement or the Benefits provided hereunder will comply with Code Section 409A or any other provision of federal, state, local, or non-United States law.  None of the Company, its Subsidiaries, or their respective directors, officers, employees or advisers shall be liable to the Director (or any other individual claiming a benefit through the Director) for any tax, interest, or penalties the Director may owe as a result of compensation paid under this Agreement, and the Company and its Subsidiaries shall have no obligation to indemnify or otherwise protect the Director from the obligation to pay any taxes pursuant to Code Section 409A.

13.                               Determinations.  Each decision, determination, interpretation or other action made or taken pursuant to the provisions of this Agreement by the Company, the Committee or any delegate of the Committee shall be final, conclusive and binding for all purposes and upon all persons, including, without limitation, the Company, the Director, the Director’s Representative, and the person or persons to whom rights under the Option have passed by will or the laws of descent or distribution.

14.                               Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.  To the extent a court or tribunal of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, in whole or in part, the Company, in its sole discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under local law.

15.                               Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without giving effect to any state’s conflict of laws principles.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer as of the grant date above set forth.

ABBOTT LABORATORIES

By
Miles D. White
Chairman and Chief Executive Officer